CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-274572, 333-279928, and 333-279929), Form S-3 (Nos. 333-284845, 333-286807, 333-291407, and 333-291485) and Form S-8 (Nos. 333-273444, 333-281555, and 333-288687) of Surf Air Mobility Inc. of our report dated March 12, 2026, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 12, 2026